EXHIBIT 23.1




                          Independent Auditors' Consent



We consent to the incorporation by reference in Registration Statement No. 333-37635 and 333-82391 of Boeing Capital Corporation on Form S-3 of our report dated January 28, 2000 (March 23, 2000 as to Note 10), appearing in this Annual Report on Form 10-K of Boeing Capital Corporation for the year ended December 31, 1999.



/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
March 27, 2000